SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

Form 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	May 30, 2008

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Tandy Leather Factory, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation

1-12368	75-2543540
(Commission File Number)	(IRS Employer Identification Number)

1900 Southeast Loop 820, Fort Worth, Texas	76140
(Address of Principal Executive Offices)	(Zip Code)

(817) 872-3200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 30, 2008, Ron Morgan resigned as President and Chief Operating Officer of Tandy Leather Factory, Inc. (the “Company”) effective as of May 31, 2008.  Mr. Thompson will continue to serve as the Company’s Chief Executive Officer and Director.

On May 30, 2008, Jon Thompson was elected as President and Chief Operating Officer (COO) of the Company effective as of June 1, 2008.  Mr. Thompson, age 46, joined the Company in 1980 and has served as the Company’s Senior Vice President since 1993.  Upon his acceptance of the position of President, he resigns his position as Senior Vice President.  Mr. Thompson is the son of Wray Thompson, the Company’s Chairman of the Board.

On May 30, 2008, Mark Angus was elected as Senior Vice President of the Company effective as of June 1, 2008, replacing Jon Thompson.  Mr. Angus, age 47, joined the Company in 1985 and has served as an operational vice president since 1993.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY LEATHER FACTORY, INC.

Date: May 30, 2008	BY: /s/ Shannon L. Greene
Chief Financial Officer & Treasurer